UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda	HM 19
(Address of Principal Executive Office)	(Zip Code)

(441) 295-4513

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series G 4.20% Preference Share, Par Value $1.00 per share	RNR PRG	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The shareholders of RenaissanceRe Holdings Ltd. (the “Company”) approved the First Amended and Restated 2016 Long-Term Incentive Plan (the “2016 Plan Restatement”) at the Company’s annual meeting of shareholders on May 16, 2022 (the “Annual Meeting”). The Company’s Board of Directors (the “Board”), upon the recommendation of the Corporate Governance and Human Capital Management Committee of the Board, previously approved the 2016 Plan Restatement, subject to shareholder approval. Additional information regarding the results of the Company’s Annual Meeting is set forth below in this Report under Item 5.07.

The 2016 Plan Restatement increases the number of common shares, par value $1.00 per share, of the Company reserved for issuance under the plan by 925,000 shares and makes certain updates to eliminate plan provisions that were included in order to allow the Company to grant awards that would qualify as “performance-based” compensation for purposes of the exception to the deduction limitation under Section 162(m) of the Internal Revenue Code prior to the repeal of such exception under the Tax Cuts and Jobs Act of 2017. The 2016 Plan Restatement also (i) extends the term of the plan until May 15, 2032, (ii) clarifies the treatment of awards during a participant’s approved unpaid leave of absence, (iii) clarifies that the Company may accelerate a participant’s termination date following the participant’s provision of notice of his or her intention to resign at a future date without changing the characterization of the termination, and (iv) provides that the repurchase price for repurchases by the Company of unvested restricted shares following a participant’s termination will be equal to the lesser of (x) the fair market value of the restricted shares on the date of repurchase, and (y) the original purchase price paid for the restricted shares less any dividends or other distributions or bonus received in respect of the restricted shares prior to the date of repurchase.

The foregoing description of the 2016 Plan Restatement does not purport to be complete and is qualified in its entirety by the full text of the 2016 Plan Restatement, which is attached as Appendix B to the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2022, and is incorporated by reference herein as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2022 Annual General Meeting of Shareholders (the “Annual Meeting”) of the Company was held on Monday, May 16, 2022 in Pembroke, Bermuda. As of March 16, 2022, the record date for the Annual Meeting, there were 44,192,900 common shares, par value $1.00 per share, issued and outstanding. A quorum of 41,471,705 common shares was present or represented at the Annual Meeting.

The final results of the votes regarding the proposals described in the Proxy Statement are as follows:

1.

Shareholders elected the Company’s one nominee for Class I director to serve until the Company’s 2023 Annual General Meeting of Shareholders, and each of the Company’s four nominees for Class III director to serve until the Company’s 2025 Annual General Meeting of Shareholders, or in each case until their earlier resignation or removal, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Shyam Gidumal	39,262,836	257,295	12,521	1,939,053
Henry Klehm III	37,473,583	2,047,360	11,709	1,939,053
Valerie Rahmani	39,042,517	479,085	11,050	1,939,053
Carol P. Sanders	39,272,572	249,922	10,158	1,939,053
Cynthia Trudell	38,849,371	673,113	10,168	1,939,053

2.	Shareholders approved an advisory vote on the compensation of the Company’s named executive officers as set forth in the Proxy Statement as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

38,003,350	1,213,472	315,830	1,939,053

3.	Shareholders approved the First Amended and Restated 2016 Long-Term Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

38,329,448	1,172,416	30,788	1,939,053

4.

Shareholders approved the appointment of PricewaterhouseCoopers Ltd. as the Company’s independent registered public accounting firm for the 2022 fiscal year and referred the determination of PricewaterhouseCoopers Ltd.’s remuneration to the Board of Directors of the Company, as set forth below:

Votes For	Votes Against	Abstentions

40,516,377	945,411	9,917

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description

10.1	RenaissanceRe Holdings Ltd. First Amended and Restated 2016 Long-Term Incentive Plan, incorporated by reference to Appendix B to RenaissanceRe Holdings Ltd.’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2022.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in Inline XBRL.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Shannon Lowry Bender
May 17, 2022		Shannon Lowry Bender
Senior Vice President, Group General Counsel and Corporate Secretary